Exhibit 21

SUBSIDIARY LIST (2013)

UNIT	STATE OF INCORPORATION
6600 BROADVIEW, LLC	OHIO
ACTION ADVERTISING, INC.	WISCONSIN
THE ADVERTISER COMPANY	ALABAMA
ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA
ARKANSAS TELEVISION COMPANY	ARKANSAS
BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS
BELO ADVERTISING CUSTOMER SERVICES	DELAWARE
BELO CAPITAL BUREAU, INC.	DELAWARE
BELO CORP.	DELAWARE
BELO HOLDINGS, INC.	DELAWARE
BELO INVESTMENT, LLC	DELAWARE
BELO KENTUCKY, INC.	KENTUCKY
BELO MANAGEMENT SERVICES, INC.	DELAWARE
BELO SAN ANTONIO, INC.	DELAWARE
BELO TECHNOLOGY ASSETS II, INC.	DELAWARE
BELO TV, INC.	DELAWARE
BELO VENTURES, INC.	DELAWARE
BLINQ MEDIA, LLC	GEORGIA
CAPE PUBLICATIONS, INC.	DELAWARE
CAREERBUILDER, LLC	DELAWARE
CENTRAL NEWSPAPERS, INC.	INDIANA
CITIZEN PUBLISHING COMPANY	ARIZONA
CLIPPER MAGAZINE, LLC	DELAWARE
CNF CORP.	ARIZONA
COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA
CORPORATE ARENA ASSOCIATES, INC.	TEXAS
THE COURIER-JOURNAL, INC.	DELAWARE
DES MOINES PRESS CITIZEN LLC	DELAWARE
DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA
THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA
DETROIT FREE PRESS, INC.	MICHIGAN
DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE
DIGICOL, INC.	DELAWARE
FEDERATED PUBLICATIONS, INC.	DELAWARE
FIRST COAST TOWER GROUP	FLORIDA
GCCC, LLC	DELAWARE
GCOE, LLC	DELAWARE
GNSS, LLC	DELAWARE
GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY
GANNETT GEORGIA, LLC	DELAWARE
GANNETT GOVERNMENT MEDIA CORPORATION	DELAWARE

UNIT	STATE OF INCORPORATION
GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE
GANNETT MISSOURI PUBLISHING, INC.	KANSAS
GANNETT PACIFIC CORPORATION	HAWAII
GANNETT PUBLISHING SERVICES, LLC	DELAWARE
GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE
GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS
GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE
GANNETT SUPPLY CORPORATION	DELAWARE
GANNETT U.K. LIMITED	UNITED KINGDOM
GANNETT VERMONT INSURANCE, INC.	VERMONT
GANNETT VERMONT PUBLISHING, INC.	DELAWARE
GANSAT ACQUISITION SUBSIDIARY, INC.	DELAWARE
GUAM PUBLICATIONS, INCORPORATED	HAWAII
INDIANA NEWSPAPERS, INC.	INDIANA
KASW-TV, INC.	DELAWARE
KENS-TV, INC.	DELAWARE
KHOU-TV, INC.	DELAWARE
KING BROADCASTING COMPANY	WASHINGTON
KING NEWS CORPORATION	WASHINGTON
KMOV-TV, INC.	DELAWARE
KMSB-TV, INC.	ARIZONA
KONG-TV, INC.	DELAWARE
KSKN TELEVISION, INC.	DELAWARE
KTTU-TV, INC.	DELAWARE
KTVK, INC.	DELAWARE
KVUE TELEVISION, INC.	DELAWARE
KXTV, INC.	MICHIGAN
LAKE CEDAR GROUP LLC	DELAWARE
MARION, LLC	DELAWARE
MMS HOLDINGS, INC.	DELAWARE
MOBESTREAM MEDIA, INC.	DELAWARE
MULTIMEDIA, INC.	SOUTH CAROLINA
MULTIMEDIA ENTERTAINMENT, INC.	SOUTH CAROLINA
MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA
MULTIMEDIA KSDK, INC.	SOUTH CAROLINA
NEWSQUEST MEDIA GROUP LTD	UNITED KINGDOM
NEWSQUEST MEDIA (SOUTHERN) LTD.	UNITED KINGDOM
NEWSQUEST PLC	UNITED KINGDOM
NORTHWEST CABLE NEWS, INC.	DELAWARE
NTV, INC.	DELAWARE
NUTRITION DIMENSION, INC.	CALIFORNIA
PACIFIC MEDIA, INC.	DELAWARE
PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE
PERSONIFIED, LLC	DELAWARE
PHOENIX NEWSPAPERS, INC.	ARIZONA

UNIT	STATE OF INCORPORATION
POINT ROLL, INC.	DELAWARE
PRESS-CITIZEN COMPANY INC.	IOWA
RENO NEWSPAPERS, INC.	NEVADA
ROVION, LLC	DELAWARE
SALINAS NEWSPAPERS INC.	CALIFORNIA
SCHEDULE STAR, LLC	DELAWARE
SCREENSHOT DIGITAL, INC.	DELAWARE
SEDONA PUBLISHING COMPANY, INC.	ARIZONA
SHOPLOCAL, LLC	DELAWARE
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA
TELEFARM, INC.	DELAWARE
TEXAS CABLE NEWS, INC.	DELAWARE
TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE
THE TIMES HERALD COMPANY	MICHIGAN
TNI PARTNERS	ARIZONA
US PRESSWIRE, LLC	FLORIDA
USA TODAY INTERNATIONAL CORPORATION	DELAWARE
USA TODAY SPORTS MEDIA GROUP, LLC	DELAWARE
VISALIA NEWSPAPERS INC.	CALIFORNIA
WCNC-TV, INC.	NORTH CAROLINA
WFAA-TV, INC.	DELAWARE
WFMY TELEVISION CORP.	NORTH CAROLINA
WKYC HOLDINGS, INC.	DELAWARE
WKYC-TV, INC.	DELAWARE
WVEC TELEVISION, INC.	DELAWARE
WWL-TV, INC.	DELAWARE
X.COM, INC.	DELAWARE